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                         TRANSFER AGENCY SERVICES AGREEMENT
                                AMENDMENT NUMBER TWO

     THIS AGREEMENT is made as of the 24th, day of September, 1990 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION (NPFPCN), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                               W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end, investment company diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and

          WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to an Administration and Transfer Agency Services Agreement dated as of June 19, 1989 and amended on February 26, 1990 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC presently provides such services to six of the seven Portfolios of the Fund that were in existence on June 19, 1989 and the Portfolio added on February 26, 1990; and

          WHEREAS,  the   Fund  has   since  organized  two new Portfolios,
designated "DFA Global Bond Portfolio" and "DFA Intermediate Government Bond Portfolio", and the parties hereto desire that PFPC shall provide such Portfolios with the same services that PFPC provides to the seven Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) post-effective amendment number 18 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on September 24, 1990, wherein DFA Global Bond Portfolio and DFA Intermediate Government Bond Portfolio are described;

               (b) The exhibits to such post-effective amendments consisting of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreement, specimen stock certificate, all of which pertain to DFA Global Bond Portfolio and DFA Intermediate Government Bond Portfolio; and

               (c) Amendment Number Two dated September 24, 1990 of each of the following agreements:
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                    (i)  the Administration and Accounting Services Agreement
between the parties dated as of June 19, 1989; and

                    (ii) the Custodian Agreement between the Fund and Provident National Bank dated as of June 19, 1989.

          2.   The Agreement hereby is amended effective September 24, 1990 by:

               (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of September 24, 1990, the Fund delivered to PFPC a Prospectus dated September 24, 1990 wherein two new classes or series Fund of shares designated "DFA Global Bond Portfolio" and "DFA Intermediate Government Bond Portfolio", are described and the parties agree that the terms of this Agreement shall apply to the nine Portfolios described in such Prospectus.";

               (b) adding the following words, and as amended "September 24, 1990" after the words, "as amended February 26, 1990" in section 2(k) therein;

               (c) deleting the following words, "February 26, 1990" and inserting in lieu thereof, "September 24, 1990" in Section 5(d);

               (d) deleting the following words, "February 26, 1990",, where they appear in Section 7 and inserting in lieu thereof, "September 24, 199O"; and

               (e) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this
Section 19 notwithstanding, this Agreement with respect to the DFA Global Bond Portfolio and the DFA Intermediate Government Bond Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

          3. The Fee Schedules of PFPC applicable to the DFA Global Bond Portfolio and the DFA Intermediate Government Bond Portfolio shall be as agreed in writing from time to time.

          4. In all other respects the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                              DFA INVESTMENT DIMENSIONS
                              GROUP INC.

                              By:  Deborah J. Ferris
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                              PROVIDENT FINANCIAL
                              PROCESSING CORPORATION

                              By:  Joseph Gramlich
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